Exhibit 99.1

          Columbia Bancorp Realigns Duties of Three Executive Officers

    THE DALLES, Ore.--(BUSINESS WIRE)--Sept. 14, 2004--Columbia Bancorp (Nasdaq:CBBO), parent company of Columbia River Bank, today announced it has implemented changes in its executive management team and realigned responsibilities to better meet the needs of a growing company.
    Craig Ortega has been named Chief Operating Officer. As COO, Ortega will be in charge of branch expansion, the Columbia River Bank
(CRB) Banking Team, operations and technology. He has been the head of Community Banking where he managed branch banking in the North and Western regions, the addition of new branches and facilities management.
    Shane Correa, formerly Regional President, is now Chief Banking Officer. Correa will expand his duties, which include management of branch banking in the Central and Eastern regions, marketing and the customer support team operating from Columbia River Bank's call center, to encompass the North and Western regions and assume responsibilities for the business banking team.
    Jim McCall has been named Chief Administrative Officer. As CAO, he will oversee community reinvestment activities, human resources, training, project management, and strategic projects. Previously as Chief Operating Officer, McCall oversaw operations, technology, human resources, training and project management.
    "One of Peter Drucker's great management rules was that successful companies maximize the strengths of their people," noted Roger L. Christensen, President and CEO. "We believe these changes in our senior management team will play to our strengths and increase the effectiveness of our organization. The six members of our executive team are excellent bankers and we are confident these changes will contribute to our ability to generate strong growth in assets, loans, deposits and earnings while at the same time ensuring a proper balance with the demands for risk management."
    Columbia Bancorp was ranked the nation's 12th best performing bank over the past three years by U.S. Banker magazine, based on its three-year return on equity and was named one of Oregon's one hundred "Best Companies to Work For" in 2004 by Oregon Business Magazine. With assets of $667 million, Columbia Bancorp generated a compounded annual growth rate of 16.7% for net income and a total market return of 85.7% to shareholders for the three-year period ending June 2004.

    About Columbia Bancorp

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    Note Regarding Forward Looking Statements

    Forward-looking statements with respect to the financial condition, results of operations and the business of Columbia, as well as the plans and present intentions of management and the board of directors, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Readers should not construe these statements as assurances of performance or as guarantees of a particular course of action, and some factors that could cause us to deviate from our plans or to vary from our expectations are described in our public announcements and filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements can sometimes be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Columbia does not intend to publicly release any revisions to forward-looking statements to reflect events or circumstances after the date of this press release, other than in its periodic filings with the SEC, or to reflect the occurrence of unanticipated events.

    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541/298-6633
             rchristensen@columbiabancorp.com
             Greg B. Spear, 541/298-6612
             gspear@columbiabancorp.com